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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2002

SPECTRIAN CORPORATION
(Exact Name of the Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
0-24360 (Commission File Number)	77-0023003 (I.R.S. Employer Identification No.)
350 West Java Drive, Sunnyvale, California 94089 (Address of Principal Executive Offices) (Zip Code)

(408) 745-5400
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On October 29, 2002, Spectrian Corporation, a Delaware corporation ("Spectrian"), entered into an Amended and Restated Agreement and Plan of Merger and Reorganization (the "Merger Agreement") with REMEC, Inc., a California corporation ("REMEC") and Reef Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of REMEC ("Merger Sub"), pursuant to which REMEC will acquire Spectrian by a merger of Merger Sub with and into Spectrian ("Merger"). The Merger Agreement amends the Agreement and Plan of Merger and Reorganization by and among Spectrian, REMEC and Reef Acquisition Corp. dated as of May 19, 2002. As a result of the Merger, outstanding Spectrian common stock will be converted into the right to receive one share of REMEC common stock. The parties intend for the merger to be considered a tax-free reorganization under the Internal Revenue Code with respect to the REMEC common stock issued to Spectrian stockholders.

        Consummation of the Merger is subject to the satisfaction of certain conditions, including (1) approval of the Merger Agreement and the Merger by the shareholders of REMEC and the stockholders of Spectrian, (2) effectiveness of a registration statement registering with the Securities and Exchange Commission the shares of REMEC common stock to be issued in the merger, (3) compliance with all applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of all applicable waiting periods thereunder and (4) certain other customary conditions.

        Attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference are copies of the joint press release of Spectrian and REMEC announcing the Merger Agreement and Spectrian's press release of its selected financial results for the three months ended September 29, 2002.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibit	Description
99.1	Joint Press Release dated October 29, 2002 of REMEC, Inc. and Spectrian Corporation.
99.2	Press Release dated October 29, 2002 of Spectrian Corporation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2002

SPECTRIAN CORPORATION
By:	/s/ THOMAS H. WAECHTER Thomas H. Waechter President and Chief Executive Officer
By:	/s/ MICHAEL D. ANGEL Michael D. Angel Executive Vice President, Finance and Administration, Chief Financial Officer and Secretary

SPECTRIAN CORPORATION
FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Joint Press Release dated October 29, 2002 of REMEC, Inc. and Spectrian Corporation.
99.2	Press Release dated October 29, 2002 of Spectrian Corporation.

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  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS